As filed with the Securities and Exchange Commission on June 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3698422
(State or other jurisdiction of of incorporation or organization)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

2018 Omnibus Incentive Plan

(Full title of the plan)

Mark R. Ziebell

Vice President and General Counsel

2642 Michelle Drive, Suite 200

Tustin, California 92780

(714) 508-6100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 3,400,000 shares of Common Stock that were reserved for issuance under the 2018 Omnibus Incentive Plan. The Registrant previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 on December 10, 2018 (SEC File No. 333-228735) (the “Prior Registration Statement”), registering shares of Common Stock issuable under the 2018 Omnibus Incentive Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents filed by Avid Bioservices, Inc. (the “Company” or “Registrant”) with the SEC are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of filing:

  The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022, as filed with the SEC on June 29, 2022.

  The description of the Company’s Common Stock, $0.001 par value, is contained in the Company’s Registration Statements on Form 8-A and Form 8-B (Registration of Successor Issuers) including any amendments or reports filed for the purpose of updating such information.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 8.	Exhibits.

See Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on June 29, 2022.

AVID BIOSERVICES, INC.

By: /s/ Nicholas S. Green

Nicholas S. Green,

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, Nicholas S. Green and Daniel R. Hart, and each of them, as such person’s attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Nicholas S. Green	President and Chief Executive	June 29, 2022
Nicholas S. Green	Officer (Principal Executive Officer),
and Director

/s/ Daniel R. Hart	Chief Financial Officer	June 29, 2022
Daniel R. Hart	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Joseph Carleone, Ph.D.	Director	June 29, 2022
Joseph Carleone, Ph.D.

/s/ Esther M. Alegria, Ph.D.	Director	June 29, 2022
Esther M. Alegria, Ph.D.

/s/ Richard B. Hancock	Director	June 29, 2022
Richard B. Hancock

/s/ Catherine J. Mackey, Ph.D.	Director	June 29, 2022
Catherine J. Mackey, Ph.D.

/s/ Gregory P. Sargen	Director	June 29, 2022
Gregory P. Sargen

/s/ Jeanne Thoma	Director	June 29, 2022
Jeanne Thoma

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EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	First Amendment to 2018 Omnibus Incentive Plan (Incorporated by reference to Exhibit A to Registrant's Definitive Proxy Statement filed with the SEC on August 27, 2021)

5.1	Opinion of Counsel *

23.1	Consent of Independent Registered Public Accounting Firm *

23.2	Consent of Counsel (included in Exhibit 5.1) *

24.1	Power of Attorney (included in this Registration Statement under “Signatures”) *

107	Filing Fee Table *

*   Filed herewith

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